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                                                                   EXHIBIT 3.104






                            ARTICLES OF INCORPORATION
                                       OF
                       UNITED PROFESSIONAL SERVICES, INC.

                  Executed by the undersigned for the purpose of forming a Wisconsin corporation under the "Wisconsin Business Corporation Law", Chapter 180 of the Wisconsin Statutes:

                                   ARTICLE I

                  The name of the corporation is United Professional Services, Inc.

                                   ARTICLE II

                  The period of existence shall be perpetual.

                                  ARTICLE III

                  The purposes shall be to engage in any lawful activity for which corporations may be organized under the Wisconsin Business Corporation Law, subject to express limitations, if any.

                                   ARTICLE IV

                  The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:


                                           NUMBER OF SHARES       PAR VALUE PER SHARE OR STATEMENT THAT SHARES ARE
      CLASS          SERIES (IF ANY)                                              WITHOUT PAR VALUE
     Common                 --                   2,500                      shares are without par value


                                   ARTICLE V

                  The preferences, limitations, designation, and relative rights of each class or series of stock, are none.

                                   ARTICLE VI

                  The address of the initial registered office is 105 West Michigan Street, Milwaukee, Wisconsin 53203.

                                  ARTICLE VII

                  The name of initial registered agent at such address is James
B. Young, Esq., 105 West Michigan Street, Milwaukee, Wisconsin 53203.


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                                  ARTICLE VIII

                  The number of directors constituting the board of directors shall be fixed by by-law.

                                   ARTICLE IX

                  Other provisions: None.

                                   ARTICLE X

                  The name and address of the incorporator is: Tom D. Mellencamp, 105 West Michigan Street, Milwaukee, Wisconsin 53203.


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